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                                                                    EXHIBIT 23.8



                         INDEPENDENT APPRAISER'S CONSENT

We hereby consent to the reference in this Registration Statement of American Realty Trust, Inc. of our survey relating to the Lubbock, Texas commercial real estate market in the Prospectus/Proxy Statement which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.




                                                     BLOSSER APPRAISAL


                                                     By: /s/ Merle Blosser
                                                        -----------------------


Lubbock, Texas
November 23, 1998